Exhibit 99.1

For Immediate Release

Contacts:	Sara Rosenthal Reputation Partners 312-222-9131 sara@reputationpartners.com	Nick Kalm Reputation Partners 312-222-9888 nick@reputationpartners.com

CAREGUIDE ANNOUNCES INTENT TO GO PRIVATE; REALIGNS EXECUTIVE RANKS

-- New Executive Vice Chairman Named --

(Coral Springs, FL) July 18, 2008 – CareGuide, Inc. (OTCBB: CGDE), a total population health management company, today announced its intent to cease its public company status, as well as a realignment of its executive management team.

A special committee of the company’s board of directors, comprised of independent directors, has recommended, and the board of directors has approved, plans to cease the registration of its common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The company expects that, as a result of this deregistration, its shares of common stock will cease to be quoted on the OTC Bulletin Board. The company also announced that, effective immediately, healthcare veteran Michael J. Condron will serve as primary operational executive and will assume the newly-created position of executive vice chairman of the company’s board of directors. He will report to Board Chairman Albert S. Waxman, PhD. Once CareGuide becomes a private company, Mr. Condron will assume the role of president and chief executive officer.

Going-Private Transaction and Preferred Stock Financing

In order to deregister its shares of common stock, in accordance with SEC rules and regulations, CareGuide will reduce its number of stockholders of record to below 300. To accomplish this, the special committee of the board recommended, and the board of directors approved, an amendment to the company’s certificate of incorporation to effect a 1-for-100,000 reverse stock split of its common stock. After the reverse stock split, any stockholder holding less than one share will receive a cash payment of $0.14 for each share held prior to the reverse split. Immediately following the reverse stock split, the company will file a second amendment to its certificate of incorporation to effect a 100,000-for-1 forward stock split. As a result, stockholders owning 100,000 or more shares of common stock at the time of the reverse split will retain their current numbers of shares of common stock without change.

In order to finance the repurchase of fractional shares from stockholders owning fewer than 100,000 shares, the company has entered into a stock purchase agreement with a group of existing investors to provide up to $4.0 million in additional capital through a private placement of preferred stock. Under the stock purchase agreement, CareGuide has agreed to sell shares of Series A Preferred Stock at a purchase price of $0.60 per share. Each share of Series A Preferred Stock is convertible into five shares of common stock. Among the investor group are two venture capital funds associated with the directors of CareGuide, as well as two directors of CareGuide in their individual capacities. The closing of the financing is subject to a number of customary closing conditions, including the completion of the reverse stock split.

CareGuide’s board of directors decided to pursue taking the company private after concluding that the disadvantages of remaining an SEC-reporting company, including the costs associated with regulatory compliance, outweighed the benefits of public company status to the company and its stockholders. Among the factors considered were:

•	The limited trading volume and liquidity of the company’s shares of common stock;

The determination by an independent financial advisor to the special committee that the cash-out price of fractional shares is fair from a financial point of view to those stockholders who would be cashed out in the proposed transaction;

•	The ability of the company’s smallest stockholders to liquidate their holdings in shares of common stock and receive a premium over current market prices without incurring brokerage commissions;
•	The company’s ability to continue its business and operations as presently conducted; and
•	The ability of the company’s management and employees to focus their time, effort and resources on long-term growth and increase long-term value for the company’s remaining stockholders.

Stockholders holding approximately 60 percent of the company’s outstanding capital stock, on an as-converted-to-common-stock basis, have executed written consents in favor of the amendments to the certificate of incorporation to effect the going-private transaction. As a result, the transaction has already received the necessary stockholder approval.

Once CareGuide becomes a private company, it intends to continue building upon its operational controls and business discipline.

Prior to consummating the going-private transaction and the financing described above, the company will file a preliminary information statement and a transaction statement with the Securities and Exchange Commission. Following review by the SEC, the company intends to distribute a definitive information statement to its stockholders and to effect the going-private transaction and the financing as soon as practicable following the date that is 20 days after the distribution of the information statement to stockholders.

The special committee and the board of directors each have reserved the right to change the terms of the proposed reverse stock split to the extent they believe it is necessary or desirable in order to accomplish the goal of reducing the number of record holders to fewer than 300. The board may also abandon the proposed transaction at any time prior to its completion if it believes that the proposed transaction is no longer in the best interests of the company or its stockholders.

Management Changes

During a transition period, Chris E. Paterson will continue to serve as CareGuide’s chief executive officer. Once CareGuide becomes a private company, however, Mr. Condron will become president and chief executive officer of the Company.

Mr. Condron brings significant experience in healthcare consulting and law to CareGuide, most recently serving as president and founder of MEJC Consulting, LLC, a firm focused on healthcare consulting, mergers, acquisitions and divestitures. Previously, he was an executive with CorSolutions Medical, a pioneer in the disease management and health solutions market, where he began as general counsel in 2002 and then assumed the roles of president and chief operating officer in August 2005, leading the company through a merger with a competitor in January 2006.

“We are delighted to have someone with Mike’s strong track record, deep knowledge of the disease management industry and understanding of the opportunities and issues we face,” said Waxman. “The wealth of knowledge, healthcare experience and leadership skills Mike is bringing to our board and to his future position as CEO will no doubt help move the company forward as we strive to deliver the next generation of health optimizing solutions to patients.”

Commenting on his new role with the company, Mr. Condron said, “I am pleased to join CareGuide at a pivotal moment in the company’s history. I look forward to the challenges and rewards that lie ahead, and look forward to helping the company realize its full potential.”

Prior to joining CorSolutions, Mr. Condron was a senior associate at the law firm of Gardner, Carton & Douglas, where he served as outside counsel to CorSolutions and a range of other companies. Mr. Condron specialized in providing employment counsel and brought substantial litigation experience relating to labor expansions and reductions, restrictive covenants, confidentiality agreements, non-solicitation of employees, executive compensation and severance agreements. Mr. Condron received a Bachelor of Science cum laude from the University of Illinois in Urbana, Ill., and graduated from Northwestern University School of Law in Chicago, with a Juris Doctorate.

About CareGuide

Headquartered in Coral Springs, Florida, CareGuide delivers health optimizing solutions that represent the next generation of disease management. CareGuide distinguishes itself by combining high human touch with sharply focused technology to identify, engage, and help individuals in need – the Company’s focus is to find more, miss fewer, and help better. Because of its unique One Care Street® approach, CareGuide can identify an unprecedented two-thirds of the next group of near-term high utilizers of medical services, providing the opportunity to impact the medical trend of the entire population in a health plan or employer group. Visit www.careguide.com for more information.

Forward-Looking Statements

This release contains information about the deregistration of the Company’s common stock, the Company’s future capital resources, management changes, management's view of the Company's future expectations, financial results, plans and prospects, including its expected growth, future sales and marketing success and product offerings, that constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, the satisfaction of the conditions of the stock purchase agreement, the acceptance of the Company’s product offerings in the marketplace and management’s ability to execute its growth strategy, as well as other factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on May 9, 2008, as well as other documents the Company files with the SEC.

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THIS PRESS RELEASE IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED GOING-PRIVATE TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE AN INFORMATION STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING THE PROPOSED TRANSACTION. A COPY OF ALL FINAL MATERIALS WILL BE SENT TO STOCKHOLDERS AT LEAST 20 DAYS PRIOR TO THE EFFECTIVENESS OF THE TRANSACTION. THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS AND OTHER SIGNIFICANT STOCKHOLDERS MAY BE CONSIDERED TO BE PARTICIPANTS IN THE TRANSACTION. A LIST OF THE NAMES OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS, AND A DESCRIPTION OF THEIR INTERESTS IN THE COMPANY, ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC ON MAY 9, 2008. STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS BY READING THE INFORMATION STATEMENT RELATED TO THE PROPOSED TRANSACTION WHEN IT BECOMES

AVAILABLE. WE URGE ALL STOCKHOLDERS TO READ THE INFORMATION STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR SCHEDULE 13E-3 AND INFORMATION STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC'S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE INFORMATION STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO CAREGUIDE, INC. 4401 N.W. 124th AVENUE, CORAL SPRINGS, FLORIDA 33065, ATTENTION: SECRETARY.